Exhibit 99.1
For Immediate Release
Contact:
Debi Neary Ethridge
Vice President, Finance & Investor Relations
dethridge@lodgian.com
(404) 365-2719
Lodgian Reports 2009 Third Quarter Results
     ATLANTA, Ga., November 5, 2009—Lodgian, Inc. (NYSE Alternext US:LGN), one of the nation’s largest independent hotel owners and operators, today reported results for the 2009 third quarter ended September 30, 2009.
     The company will host a 10 a.m. Eastern time conference call today to discuss results for the 2009 third quarter.
     The “35 continuing operations hotels” comprise those Lodgian properties that were not held for sale as of September 30, 2009. Lists of properties, both continuing operations and held for sale, are attached to this press release.

Lodgian

Statistics for 35 Continuing Operations Hotels

	3Q	3Q
	2009*	2008*	% Change
Rooms revenue	$38,095	$46,679	-18.4%
RevPAR	$62.32	$76.24	-18.3%
Total revenue	$50,592	$61,400	-17.6%
Impairment of long-lived assets	$(34,165)	$(1,393)	n/m
(Loss)/income from continuing operations	$(39,789)	$(2,259)	n/m
EBITDA	$(27,128)	$10,362	n/m
Adjusted EBITDA (defined below)	$7,075	$11,698	-39.5%

Consolidated Financial Results

(Loss)/income from continuing operations	$(39,789)	$(2,259)	n/m
Income/(loss) from discontinued operations	$2,999	$(3,924)	n/m
Net (loss) attributable to common stock	$(36,201)	$(6,183)	n/m
Net (loss) per share attributable to common stock	$(1.70)	$(0.29)	n/m

*	Dollars in thousands except for RevPAR and per share data.
In this press release, Lodgian uses the term “Adjusted EBITDA” to mean earnings before interest, taxes, depreciation and amortization (“EBITDA”), but excluding the effects of the following charges: impairment losses; restructuring expenses; gains/losses on debt extinguishment; and casualty (gains)/losses, net, for properties damaged by events such as hurricane, fire or flood. A reconciliation of EBITDA and Adjusted EBITDA to (loss)/income from continuing operations is included in the tables that accompany this press release.
Third Quarter 2009 Results
     Third quarter 2009 total revenue for continuing operations declined 17.6 percent to $50.6 million, compared to the same period in 2008. Loss from continuing operations was $(39.8) million in the 2009 third quarter, compared to a loss of $(2.3) million in the 2008 third quarter. The 2009 third quarter loss was driven primarily by a $34.2 million impairment charge largely related to seven hotels which are expected to be returned to their lenders. Six of these hotels are expected to be returned to the lender after unsuccessful negotiations to extend and modify the Merrill Lynch Fixed Rate Pool 3 loan agreement.

Lodgian

     Net loss attributable to common shares was $(36.2) million, or $(1.70) per diluted share in the 2009 third quarter, compared to a net loss of $(6.2) million, or $(0.29) per diluted share in the 2008 third quarter. The 2009 third quarter net loss includes total impairment charges of $35.4 million in both continuing operations and discontinued operations, including the $34.2 million impairment charge previously mentioned.
     EBITDA from continuing operations declined from $10.4 million in the 2008 third quarter to $(27.1) million, including impairment charges. Adjusted EBITDA for the same group of properties, which excludes the effect of impairment charges, decreased 39.5 percent, from $11.7 million in the 2008 third quarter to $7.1 million in the 2009 third quarter. Adjusted EBITDA margins for the continuing operations hotels decreased by 510 basis points to 14.0 percent during the 2009 third quarter compared to the 2008 third quarter due to a significant decline in revenues, despite on-going cost reduction efforts.
Management Comments
     “Our results, and the hotel industry as a whole, continue to be impacted by the effects of the global economic slowdown,” said Dan Ellis, Lodgian president and chief executive officer. “Every hotel is competing hard for every piece of business. We have been successful in both finding new business and attracting previous accounts back to our hotels. Nonetheless, it remains a fiercely competitive environment. We gave up a little market share in the third quarter, but our continuing operations portfolio still retains a slight edge over its competitive set in revenue per available room (RevPAR), with our RevPAR Index at 100.6.
     “We continue our strategic review of the portfolio, evaluating each of our hotels in terms of debt coverage, equity and long-term strategic value, with the goal of further strengthening the company,” he said.

Lodgian

Asset Disposition Program and Balance Sheet Update
     As of November 1, 2009, one property remained classified as held for sale. Subsequent to the close of the 2009 third quarter, the company sold the Ramada Plaza in Troy, Mich. for gross proceeds of $3.0 million. The company provided seller financing in the amount of $1.75 million, and net proceeds were used for general corporate purposes.
     During the 2009 third quarter, the company surrendered control of the Holiday Inn in Phoenix, Ariz. to a court-appointed receiver. As a result, all assets and liabilities were excluded from the company’s consolidated balance sheet as of September 30, 2009. The company does not believe the limited recourse provisions of the loan secured by the Holiday Inn will be triggered by this transaction.
     As of September 30, 2009, 33 hotels were encumbered as collateral for various mortgage debt facilities totaling approximately $310.5 million. A summary of mortgage debt facilities is included in the supplemental information attached to this release.
     The company recently reported that, in conjunction with the development of a strategic plan, it has stopped servicing the debt secured by the Crowne Plaza in Worcester, Mass., and intends to convey the hotel to the lender in full satisfaction of the debt, which had a principal balance of $16.3 million as of September 30, 2009. On a trailing twelve month basis, the cash flow from the hotel was insufficient to service the debt on the property. The company is now in default on this loan, and the lender has accelerated repayment of the loan. The company intends to cooperate with the lender in transferring this hotel to the lender’s control.
     As previously disclosed, the Merrill Lynch Fixed Rate Pool 3 securitized mortgage debt, with a principal balance of $45.5 million, matured on October 1, 2009 and is now in default. The company had been in discussions with the special servicer regarding extension and modification

Lodgian

of the loan; however, no agreement has been reached at this time. The company is now in discussions with the special servicer regarding returning the six hotels to the lender in full satisfaction of the debt. This mortgage indebtedness is non-recourse to the company except in certain limited circumstances, which the company believes do not apply in this case, and is not cross-collateralized with any of the company’s other indebtedness.
Conference Call
     Lodgian will hold a conference call to discuss its 2009 third quarter results today, November 5, 2009 at 10 a.m. Eastern time. To hear the webcast, interested parties may visit the company’s website at www.lodgian.com and click on Investor Relations and then Webcast, Q3 Earnings Conference Call. A recording of the call will be available by telephone until midnight on Thursday, November 12, 2009 by dialing (800) 406-7325, reference number 4173127. A replay of the conference call will be posted on Lodgian’s website.
Non-GAAP Financial Measures
     The historical non-GAAP financial measures included in this press release are reconciled to the comparable GAAP measures in the schedules attached to this press release.
EBITDA and Adjusted EBITDA
     EBITDA and Adjusted EBITDA are non-GAAP measures and should not be used as a substitute for measures such as net income (loss), cash flows from operating activities, or other measures computed in accordance with GAAP. The company uses EBITDA and Adjusted EBITDA to measure its performance and to assist in the assessment of hotel property values. EBITDA is also a widely used industry measure which Lodgian believes provides pertinent information to investors and is an additional indicator of the company’s operating performance.

Lodgian

     The company defines Adjusted EBITDA as EBITDA excluding the effects of certain charges such as impairment losses; restructuring expenses; gains/losses on debt extinguishment; and casualty losses or gains related to damage to and insurance recoveries for properties damaged by events such as hurricane, fire or flood.
RevPAR Index
     RevPAR Index is computed by dividing the company’s RevPAR for a particular period by the market’s RevPAR over the same period. To derive the market’s RevPAR, we identify the hotels that the company considers to be competing hotels for each market in which the company operates. The group of hotels in each market is known as the competitive set. We then obtain RevPAR for each competitive set from Smith Travel Research, a leading provider of lodging industry data. We believe that RevPAR Index is a meaningful indicator of our performance because it measures our hotels in relation to their competitors. We use RevPAR Index to determine if our hotels are increasing market share, which is one of our key business objectives.
About Lodgian
     Lodgian is one of the nation’s largest independent hotel owners and operators. The company currently owns and manages a portfolio of 36 hotels with 6,749 rooms located in 21 states. Of the company’s 36-hotel portfolio, 17 are InterContinental Hotels Group brands (Crowne Plaza, Holiday Inn, and Holiday Inn Express), 12 are Marriott brands (Marriott, Courtyard by Marriott, SpringHill Suites by Marriott, Residence Inn by Marriott and Fairfield Inn by Marriott), two are Hilton brands, and four are affiliated with other nationally recognized franchisors including Starwood, Wyndham and Carlson. One hotel is an independent, unbranded property, which is currently closed and held for sale. For more information about Lodgian, visit the company’s website: www.lodgian.com.

Lodgian

Forward-Looking Statements
     This press release contains forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, including, among others, statements regarding Lodgian’s negotiations with special servicers and lenders, optional maturity extensions, property dispositions, future financial position, business strategy, projected performance and financing needs, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of Lodgian and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the company’s ability to control or predict. Such factors include, but are not limited to, the effects of regional, national and international economic conditions, our ability to refinance or extend maturing mortgage indebtedness, competitive conditions in the lodging industry and increases in room supply, requirements of franchise agreements (including the right of franchisors to immediately terminate their respective agreements if we breach certain provisions), our ability to complete planned hotel dispositions, the effects of unpredictable weather events such as hurricanes, the financial condition of the airline industry and its impact on air travel, the effect of self-insured claims in excess of our reserves and our ability to obtain adequate insurance at reasonable rates, and other factors discussed under Item IA (Risk Factors) in Lodgian’s Form 10-K for the year ended December 31, 2008, and as updated in our Forms 10-Q for the quarters ended March 31 and June 30, 2009. We assume no duty to update these statements.
     Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to Lodgian or persons acting on its behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.
# # #

LODGIAN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30, 2009	December 31, 2008
	($ in thousands, except share data)
ASSETS

Current assets:

Cash and cash equivalents	$24,647	$20,454
Cash, restricted	9,419	8,179
Accounts receivable (net of allowances: 2009 - $257; 2008 - $263)	7,035	7,115
Inventories	3,100	2,983
Prepaid expenses and other current assets	15,342	21,257
Assets held for sale	4,554	33,021

Total current assets	64,097	93,009

Property and equipment, net	403,815	447,366
Deposits for capital expenditures	5,586	11,408
Other assets	4,893	3,631

	$478,391	$555,414

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$5,152	$7,897
Other accrued liabilities	23,674	22,897
Advance deposits	1,619	1,293
Current portion of long-term liabilities	102,614	124,955
Liabilities related to assets held for sale	607	16,167

Total current liabilities	133,666	173,209

Long-term liabilities	208,935	194,800

Total liabilities	342,601	368,009

Commitments and contingencies
Stockholders’ equity:
Common stock, $.01 par value, 60,000,000 shares authorized; 25,148,819 and 25,075,837 issued at September 30, 2009 and December 31, 2008, respectively	252	251
Additional paid-in capital	331,601	330,785
Accumulated deficit	(155,344)	(105,246)
Accumulated other comprehensive income	64	1,262
Treasury stock, at cost, 3,827,603 and 3,806,000 at September 30, 2009 and December 31, 2008, respectively	(39,692)	(39,647)

Total stockholders’ equity attributable to common stock	136,881	187,405
Noncontrolling interest	(1,091)	—

Total stockholders’ equity	135,790	187,405

	$478,391	$555,414

LODGIAN, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
	($ in thousands, except share data)		($ in thousands, except share data)
Revenues:
Rooms	$38,095	$46,679	$114,415	$139,891
Food and beverage	10,469	12,545	33,852	40,011
Other	2,028	2,176	5,689	6,376

Total revenues	50,592	61,400	153,956	186,278

Direct operating expenses:
Rooms	10,952	12,200	31,818	35,562
Food and beverage	7,784	9,070	23,706	27,740
Other	1,264	1,548	3,881	4,473

Total direct operating expenses	20,000	22,818	59,405	67,775

	30,592	38,582	94,551	118,503

Other operating expenses:
Other hotel operating costs	15,670	18,287	46,229	53,885
Property and other taxes, insurance, and leases	4,147	4,226	12,829	12,338
Corporate and other	4,289	4,373	11,458	13,742
Casualty losses, net	38	(57)	133	(57)
Depreciation and amortization	8,774	8,120	26,067	23,578
Impairment of long-lived assets	34,165	1,393	35,349	9,114

Total other operating expenses	67,083	36,342	132,065	112,600

Operating (loss) income	(36,491)	2,240	(37,514)	5,903

Other income (expenses):
Interest income and other	16	241	98	907
Interest expense	(3,304)	(4,821)	(10,598)	(14,768)

(Loss) income before income taxes and noncontrolling interest	(39,779)	(2,340)	(48,014)	(7,958)
(Provision) benefit for income taxes — continuing operations	(10)	81	(29)	(6)

(Loss) income from continuing operations	(39,789)	(2,259)	(48,043)	(7,964)

Discontinued operations:
Income (loss) from discontinued operations before income taxes	2,841	(3,870)	(3,342)	759
Benefit (provision) for income taxes — discontinued operations	158	(54)	196	(129)

Income (loss) from discontinued operations	2,999	(3,924)	(3,146)	630

Net (loss) income	(36,790)	(6,183)	(51,189)	(7,334)
Less: Net loss attributable to noncontrolling interest	589	—	1,091	—

Net (loss) income attributable to common stock	$(36,201)	$(6,183)	$(50,098)	$(7,334)

Basic and diluted net (loss) income per share attributable to common stock	$(1.70)	$(0.29)	$(2.35)	$(0.33)

LODGIAN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS BY QUARTER
(UNAUDITED)

	2009			2008				2007
	Third	Second	First	Fourth	Third	Second	First	Fourth
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter
	($ in thousands)
Revenues:
Rooms	$38,095	$39,685	$36,635	$38,732	$46,679	$49,364	$43,848	$40,730
Food and beverage	10,469	12,545	10,838	13,532	12,545	15,404	12,062	14,429
Other	2,028	1,958	1,703	1,886	2,176	2,138	2,062	1,819

	50,592	54,188	49,176	54,150	61,400	66,906	57,972	56,978

Direct operating expenses:
Rooms	10,952	10,784	10,082	11,026	12,200	12,179	11,183	10,497
Food and beverage	7,784	8,284	7,638	9,015	9,070	9,851	8,819	9,054
Other	1,264	1,319	1,298	1,333	1,548	1,537	1,388	1,288

	20,000	20,387	19,018	21,374	22,818	23,567	21,390	20,839

	30,592	33,801 #	30,158	32,776	38,582	43,339	36,582	36,139
Other operating expenses:
Other hotel operating costs	15,670	14,931	15,628	16,075	18,287	17,719	17,879	16,285
Property and other taxes, insurance and leases	4,147	4,471	4,211	4,223	4,226	3,760	4,352	4,334
Corporate and other	4,289	3,564	3,605	3,063	4,373	3,484	5,885	4,248
Casualty losses (gains), net	38	14	81	1,152	(57)	—	—	—
Restructuring	—	—	—	—	—	—	—	(25)
Depreciation and amortization	8,774	8,800	8,493	8,352	8,120	7,989	7,469	7,464
Impairment of long-lived assets	34,165	719	465	354	1,393	5,580	2,141	796

Other operating expenses	67,083	32,499	32,483	33,219	36,342	38,532	37,726	33,102

Operating (loss) income	(36,491)	1,302	(2,325)	(443)	2,240	4,807	(1,144)	3,037

Other income (expenses):
Interest income and other	16	37	45	147	241	276	390	912
Other interest expense	(3,304)	(3,515)	(3,779)	(4,577)	(4,821)	(4,775)	(5,172)	(5,790)

(Loss) income before income taxes	(39,779)	(2,176)	(6,059)	(4,873)	(2,340)	308	(5,926)	(1,841)
(Provision) benefit for income taxes — continuing operations	(10)	53	(72)	(74)	81	(24)	(63)	(2,262)

(Loss) income from continuing operations	(39,789)	(2,123)	(6,131)	(4,947)	(2,259)	284	(5,989)	(4,103)

Discontinued operations:
Income (loss) from discontinued operations before income taxes	2,841	(5,256)	(927)	199	(3,870)	5,986	(1,357)	(5,824)
Benefit (provision) for income taxes	158	62	(24)	98	(54)	97	(172)	1,854

Income (loss) from discontinued operations	2,999	(5,194)	(951)	297	(3,924)	6,083	(1,529)	(3,970)

Net (loss) income	$(36,790)	$(7,317)	$(7,082)	$(4,650)	$(6,183)	$6,367	$(7,518)	$(8,073)
Less: Net loss (income) attributable to noncontrolling interest	589	342	160	—	—	—	—	—

Net (loss) income attributable to common stock	$(36,201)	$(6,975)	$(6,922)	$(4,650)	$(6,183)	$6,367	$(7,518)	$(8,073)

LODGIAN, INC. AND SUBSIDIARIES
Reconciliation of EBITDA and Adjusted EBITDA (non-GAAP measures)
with Income/(Loss) from Continuing Operations (a GAAP measure)
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
	($ in thousands)		($ in thousands)
Continuing operations:
(Loss) income from continuing operations	$(39,789)	$(2,259)	$(48,043)	$(7,964)
Net loss attributable to noncontrolling interest	589	—	1,091	—

(Loss) income from continuing operations attributable to common stock	$(39,200)	$(2,259)	$(46,952)	$(7,964)
Depreciation and amortization	8,774	8,120	26,067	23,578
Interest income	(16)	(239)	(99)	(904)
Interest expense	3,304	4,821	10,598	14,768
Provision (benefit) for income taxes	10	(81)	29	6

EBITDA from continuing operations	$(27,128)	$10,362	$(10,357)	$29,484

Adjustments to EBITDA:
Impairment of long-lived assets	$34,165	$1,393	$35,349	$9,114
Casualty losses, net	38	(57)	133	(57)

Adjusted EBITDA from continuing operations	$7,075	$11,698	$25,125	$38,541

Lodgian, Inc.
Summary of Mortgage Debt as of September 30, 2009
($ in thousands)
(UNAUDITED)

			Maturity	Debt
	Encumbered Hotels	Interest rate	Date	Balance	DSCR(n)
Mortgage Debt
Goldman Sachs	10 hotels (a)	LIBOR plus 1.50% (b)	May 2010 (c)	$130,000	3.00
Merrill Lynch Fixed Rate Pool 1	4 hotels (d)	6.58%	July 2010	36,125	1.39
Merrill Lynch Fixed Rate Pool 3	6 hotels (e)	6.58%	October 2009	45,500	0.46
Merrill Lynch Fixed Rate Pool 4	6 hotels (f)	6.58% (g)	July 2012	34,868	1.11
IXIS	3 hotels (h)	LIBOR plus 2.95% (i)	March 2010 (j)	20,753	1.35
IXIS	Holiday Inn Hilton Head	LIBOR plus 2.90% (k)	December 2009 (l)	18,353	1.85
Wachovia- Worcester	Crowne Plaza Worcester	6.04%	February 2011	16,270	0.36
Wachovia- Palm Desert	Holiday Inn Express Palm Desert	6.04%	February 2011	5,676	0.46
Wachovia- Pinehurst	Springhill Suites Pinehurst	5.78%	June 2010	2,937	1.30

		4.08% (m)		$310,482

Notes:

(a)	The hotels that secure this debt are: Crowne Plaza Albany; Holiday Inn BWI; Residence Inn Dedham; Hilton Ft. Wayne; Radisson Kenner; Courtyard Lafayette; Holiday Inn Meadow Lands; Holiday Inn Santa Fe; Crowne Plaza Silver Spring; and Courtyard Tulsa.

(b)	We have purchased an interest rate cap that caps LIBOR at 5.0% and expires in May 2011.

(c)	This loan can be extended for as many as two years, subject to satisfying certain conditions.

(d)	The hotels that secure this debt are: Courtyard Atlanta-Buckhead; Marriott Denver; Four Points Philadelphia; and Holiday Inn Strongsville.

(e)	The hotels that secure this debt are: Courtyard Abilene; Courtyard Bentonville; Courtyard Florence; Holiday Inn Inner Harbor; Crowne Plaza Houston; and Fairfield Inn Merrimack.

(f)	The hotels that secure this debt are: Hilton Columbia; Wyndham DFW; Residence Inn Little Rock; Holiday Inn Myrtle Beach; Courtyard Paducah; and Crowne Plaza West Palm Beach.

(g)	There is an exit fee associated with this loan. The amount of the fee will increase each year but, assuming the loan is held for the full term, will effectively increase the current interest rate by 100 basis points per annum.

(h)	The hotels that secure this debt are: Crowne Plaza Phoenix; Radisson Phoenix; Crowne Plaza Pittsburgh.

(i)	We have purchased an interest rate cap that caps LIBOR at 4.5% and expires in March 2011.

(j)	This loan can be extended for one additional year, subject to satisfying certain conditions.

(k)	We have purchased an interest rate cap that caps LIBOR at 5.0% and expires in December 2010.

(l)	This loan can be extended for one additional year, subject to satisfying certain conditions.

(m)	Annual effective weighted average cost of debt at September 30, 2009

(n)	Debt Service Coverage Ratio (“DSCR”) is calculated using trailing twelve month NOI divided by actual trailing twelve month debt service, both through September 2009.

Lodgian, Inc.
2009 Supplemental Operating Information
(UNAUDITED)

Hotel	Room		Three months ended
Count	Count		September 30, 2009	September 30, 2008	Increase (Decrease)
35	6,644	All Continuing Operations hotels
		Occupancy	65.0%	71.7%		(9.3)%
		ADR	$95.89	$106.37	$(10.48)	(9.9)%
		RevPAR	$62.32	$76.24	$(13.92)	(18.3)%
		RevPAR Index	100.6%	102.3%	(1.7)%	(1.7)%

31	5,964	Continuing Operations less hotels under renovation in the third quarter 2008 or 2009
		Occupancy	64.5%	72.1%		(10.5)%
		ADR	$97.69	$107.83	$(10.14)	(9.4)%
		RevPAR	$63.04	$77.74	$(14.70)	(18.9)%
		RevPAR Index	102.4%	104.4%	(2.0)%	(1.9)%

12	1,398	Marriott Hotels
		Occupancy	69.4%	77.1%		(10.0)%
		ADR	$98.27	$114.09	$(15.82)	(13.9)%
		RevPAR	$68.25	$87.99	$(19.74)	(22.4)%
		RevPAR Index	109.2%	110.2%	(1.0)%	(0.9)%

2	396	Hilton Hotels
		Occupancy	54.9%	68.3%		(19.6)%
		ADR	$108.36	$112.15	$(3.79)	(3.4)%
		RevPAR	$59.46	$76.63	$(17.17)	(22.4)%
		RevPAR Index	90.0%	100.2%	(10.2)%	(10.2)%

17	3,975	IHG Hotels
		Occupancy	64.1%	71.0%		(9.7)%
		ADR	$99.53	$106.20	$(6.67)	(6.3)%
		RevPAR	$63.78	$75.42	$(11.64)	(15.4)%
		RevPAR Index	101.7%	103.5%	(1.8)%	(1.7)%

4	875	Other Brands — Radisson, Wyndham and Four Points by Sheraton
		Occupancy	66.6%	67.5%		(1.3)%
		ADR	$71.39	$90.44	$(19.05)	(21.1)%
		RevPAR	$47.54	$61.02	$(13.48)	(22.1)%
		RevPAR Index	84.3%	86.2%	(1.9)%	(2.2)%

Lodgian, Inc.
2009 Supplemental Operating Information
(UNAUDITED)

			Nine months ended
Hotel	Room
Count	Count		September 30, 2009	September 30, 2008	Increase (Decrease)
35	6,644	All Continuing Operations hotels
		Occupancy	64.1%	71.1%		(9.8)%
		ADR	$98.30	$107.81	$(9.51)	(8.8)%
		RevPAR	$63.04	$76.69	$(13.65)	(17.8)%
		RevPAR Index	100.5%	100.6%	(0.1)%	(0.1)%

24	4,324	Continuing Operations less hotels under renovation in the first, second or third quarter 2008 or 2009
		Occupancy	64.8%	72.4%		(10.5)%
		ADR	$95.13	$104.55	$(9.42)	(9.0)%
		RevPAR	$61.66	$75.66	$(14.00)	(18.5)%
		RevPAR Index	101.0%	101.9%	(0.9)%	(0.9)%

12	1,398	Marriott Hotels
		Occupancy	67.8%	73.7%		(8.0)%
		ADR	$100.89	$113.68	$(12.79)	(11.3)%
		RevPAR	$68.35	$83.79	$(15.44)	(18.4)%
		RevPAR Index	111.8%	110.4%	1.4%	1.3%

2	396	Hilton Hotels
		Occupancy	57.6%	66.7%		(13.6)%
		ADR	$109.94	$112.44	$(2.50)	(2.2)%
		RevPAR	$63.36	$74.96	$(11.60)	(15.5)%
		RevPAR Index	95.3%	98.4%	(3.1)%	(3.2)%

17	3,975	IHG Hotels
		Occupancy	63.2%	71.3%		(11.4)%
		ADR	$100.84	$107.63	$(6.79)	(6.3)%
		RevPAR	$63.68	$76.71	$(13.03)	(17.0)%
		RevPAR Index	100.3%	101.5%	(1.2)%	(1.2)%

4	875	Other Brands — Radisson, Wyndham and Four Points by Sheraton
		Occupancy	65.7%	68.4%		(3.9)%
		ADR	$78.34	$96.54	$(18.20)	(18.9)%
		RevPAR	$51.46	$66.05	$(14.59)	(22.1)%
		RevPAR Index	84.5%	82.9%	1.6%	1.9%

Lodgian, Inc.
Hotel Portfolio as of November 1, 2009

Location	Brand	Rooms
Continuing Operations
Bentonville, AR	Courtyard by Marriott	90
Little Rock, AR	Residence Inn by Marriott	96
Phoenix, AZ	Crowne Plaza	295
Phoenix, AZ	Radisson	159
Palm Desert, CA	Holiday Inn Express	129
Denver, CO	Marriott	238
Melbourne, FL	Crowne Plaza	270
West Palm Beach, FL	Crowne Plaza	219
Atlanta, GA	Courtyard by Marriott	181
Ft. Wayne, IN	Hilton	244
Florence, KY	Courtyard by Marriott	78
Paducah, KY	Courtyard by Marriott	100
Kenner, LA	Radisson	244
Lafayette, LA	Courtyard by Marriott	90
Dedham, MA	Residence Inn by Marriott	81
Worcester, MA	Crowne Plaza	243
Baltimore (BWI Airport), MD	Holiday Inn	259
Baltimore (Inner Harbor), MD	Holiday Inn	365
Columbia, MD	Hilton	152
Silver Spring, MD	Crowne Plaza	231
Pinehurst, NC	Springhill Suites by Marriott	107
Merrimack, NH	Fairfield Inn by Marriott	115
Santa Fe, NM	Holiday Inn	130
Albany, NY	Crowne Plaza	384
Strongsville, OH	Holiday Inn	303
Tulsa, OK	Courtyard by Marriott	122
Monroeville, PA	Holiday Inn	187
Philadelphia, PA	Four Points by Sheraton	190
Pittsburgh — Washington, PA	Holiday Inn	138
Pittsburgh, PA	Crowne Plaza	193
Hilton Head, SC	Holiday Inn	202
Myrtle Beach, SC	Holiday Inn	133
Abilene, TX	Courtyard by Marriott	100
Dallas (DFW Airport), TX	Wyndham	282
Houston, TX	Crowne Plaza	294

		6,644

Held For Sale
Memphis, TN	Independent	105